EX- 99.906CERT

Certification

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended September 30, 2022 of the JOHCM Funds Trust (the “registrant”).

Jonathan Weitz, Principal Executive Officer, and Troy Sheets, Principal Financial Officer of registrant, each certify to the best of his or her knowledge that:

1.	The Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the registrant.

December 2, 2022	December 2, 2022
Date	Date

/s/ Jonathan Weitz	/s/ Troy Sheets
Jonathan Weitz	Troy Sheets
President and Principal Executive Officer	Treasurer and Principal Financial Officer

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of Form N-CSR or as a separate disclosure document. A signed original of this written statement required by Section 906 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.